As filed with the Securities and Exchange Commission on August 21, 2025
Registration No. 333-289722
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Femasys Inc.
(Exact name of registrant as specified in its charter)

Delaware	3841	11-3713499
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3950 Johns Creek Court, Suite 100
Suwanee, Georgia 30024
(770) 500-3910
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kathy Lee-Sepsick
President and Chief Executive Officer
3950 Johns Creek Court, Suite 100
Suwanee, Georgia 30024
(770) 500-3910
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:

David S. Rosenthal, Esq.
Anna Tomczyk, Esq.
Dechert LLP
1095 Avenue of Americas
New York, New York 10036
(212) 698-3616
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 21, 2025
PRELIMINARY PROSPECTUS
FEMASYS INC.

UP TO 11,428,571 SHARES OF COMMON STOCK
PRE-FUNDED WARRANTS TO PURCHASE UP TO 11,428,571 SHARES OF COMMON STOCK
COMMON WARRANTS TO PURCHASE UP TO 11,428,571 SHARES OF COMMON STOCK UP TO 22,857,142 SHARES OF COMMON STOCK UNDERLYING THE PRE-FUNDED WARRANTS AND COMMON WARRANTS
We are offering up to 11,428,571 shares of our common stock, par value $0.001 per share (“common stock”), and common warrants (the “common warrants’’) to purchase up to an aggregate of up to 11,428,571 shares of our common stock (and the shares of common stock that are issuable from time to time upon exercise of the common warrants). The combined public offering price for each share of common stock, together with the accompanying common warrants, is $   .
We are also offering to each purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants, in lieu of shares of common stock. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. This prospectus also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Each share of common stock and pre-funded warrant is being sold together with a warrant to purchase one (1) share of our common stock, at an exercise price of $   per share (representing 100% of the public offering price). Because we will issue a common warrant to purchase one (1) share of our common stock for each share of our common stock and for each pre-funded warrant sold in this offering, the number of common warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and pre-funded warrants sold. The common warrants will be exercisable immediately and will expire five years from the date of issuance. The shares of common stock or pre-funded warrants, and the accompanying common warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.
Our common stock is listed on the Nasdaq Capital Market under the symbol “FEMY.” On August 18, 2025, the last reported sale price of the common stock on the Nasdaq Capital Market was $0.70 per share. The actual number of securities, and the offering price per share of common stock and accompanying common warrant and per pre-funded warrant and accompanying common warrant, and the exercise price for the accompanying common warrant, will be as determined between us and the underwriters at the time of pricing, and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the actual public offering price. There is no established public trading market for the pre-funded warrants or the common warrants, and we do not expect a market to develop. Without an active market, the liquidity of the pre-funded warrants and the common warrants will be limited. In addition, we do not intend to apply for a listing of the pre-funded warrants or the common warrants on any national securities exchange.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price(1)	$	$	$
Underwriting discounts and commissions(2)	$	$	$
Proceeds to us, before expenses(3)	$	$	$

(1)	The public offering price is $ per share of common stock and accompanying common warrant and $ per pre-funded warrant and accompanying common warrant.
(2)
Underwriting discounts and commissions do not include the reimbursement of certain expenses of the underwriters we have agreed to pay. We have also agreed to issue to the underwriters or their designees, at the closing of this offering, warrants to purchase the number of shares of common stock equal to 2% of the aggregate number of shares of common stock and/or pre-funded warrants sold in this offering (the “Underwriter Warrants”). See “Underwriting” for additional disclosure regarding underwriting discounts, commissions and estimated offering expenses.

(3)
The amount of the offering proceeds presented in this table does not give effect to the exercise, if any, of the common warrants or the Underwriter Warrants being issued in connection with this offering.

Investing in our securities involves significant risks. See “Risk Factors” on page 8 of this prospectus and in the documents incorporated by reference into this prospectus before making your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the securities to the investors on or about    , 2025.
Bookrunners

Jones	Laidlaw & Company (UK) Ltd.

The date of this prospectus is      , 2025.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the Securities and Exchange Commission the (“SEC”) that are incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve a number of risks and uncertainties. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:
•	our ability to obtain additional financing to fund commercialization of our products and fund our operations;
•	our ability to obtain additional financing to fund the U.S. clinical development of our U.S. product candidate FemBloc® permanent birth control;
•	our ability to pay our convertible notes due November 2025, if not converted into common stock;
•	our ability to obtain U.S. Food and Drug Administration (“FDA”) approval for our U.S. product candidate, FemBloc, for permanent birth control;
•	our ability to successfully grow sales of FemaSeed® intratubal insemination in the U.S.;
•	our ability to successfully grow sales of FemBloc permanent birth control in the European Union;
•	estimates regarding the total addressable market for our products and U.S. product candidate;
•	competitive companies and technologies in our industry;
•	our business model and strategic plans for our products, product candidate, technologies and business, including our implementation thereof;
•	commercial success and market acceptance of our products and U.S. product candidate;
•	our ability to achieve and maintain adequate levels of coverage or reimbursement for FemBloc or any future product candidates, and our products we seek to commercialize;
•	our ability to accurately forecast customer demand for our products and U.S. product candidate, and manage our inventory;
•
our ability to build, manage, and maintain our direct sales and marketing organization, and to market and sell our FemaSeed artificial insemination product, FemBloc permanent birth control system, and women-specific medical product solutions in markets in and outside of the United States;

•	our ability to establish, maintain, grow or increase sales and revenues;

•	our expectations about market trends;
•	our ability to continue operating as a going concern;
•	the ability of our clinical trials to demonstrate safety and effectiveness of our U.S product candidate, FemBloc, and other positive results;
•	our ability to enroll subjects in the clinical trial for our U.S. product candidate, FemBloc, in order to advance the development thereof on a timely basis;
•
our ability to manufacture our products and U.S. product candidate, if approved, in compliance with applicable laws, regulations, and requirements and to oversee third-party suppliers, service providers and vendors in the performance of any contracted activities in accordance with applicable laws, regulations, and requirements;

•	our ability to hire and retain our senior management and other highly qualified personnel;
•	FDA or other U.S. or foreign regulatory actions affecting us or the healthcare industry generally, including healthcare reform measures in the United States and international markets;
•	the timing or likelihood of regulatory filings and approvals or clearances;
•	our ability to establish and maintain intellectual property protection for our products and U.S. product candidate and our ability to avoid claims of infringement;
•	the volatility of the trading price of our common stock; and
•
the risks discussed in Part I, Item 1A, Risk Factors, included in our most recent Annual Report on Form 10-K, and in Part II, Item 1A, Risk Factors, included in our most recent Quarterly Report on Form 10-Q, and those discussed in other documents we file from time to time with the SEC.

We discuss many of these and other risks and uncertainties in greater detail under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
You should read this prospectus, as well as the documents incorporated by reference, completely and with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

ABOUT THIS PROSPECTUS
As used in this prospectus, unless the context otherwise requires or indicates, references to “the Company,” “we,” “our,” “ourselves,” and “us” refer to Femasys Inc.
This prospectus relates to an offering of our common stock, pre-funded warrants to purchase shares of our common stock, and common warrants to purchase shares of our common stock. Before buying any of the common stock or pre-funded warrants or common warrants that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.
Generally, when we refer to this prospectus, we are referring to this document together with the documents incorporated by reference herein. To the extent the information contained in this prospectus differs from or conflicts with the information contained in any document incorporated by reference having an earlier date, the information in this prospectus will control. If any statement in this document is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and the underwriters have not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. Neither we, nor the underwriters, take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus.
You should assume that the information contained in this prospectus is accurate as of the date on the front cover of this prospectus only and that any information we have incorporated by reference is accurate only as of the date given in the document incorporated by reference, regardless of the time of delivery of this prospectus, any related free writing prospectus, or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part or any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part of or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in other documents that are incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.
We use “Femasys,” “FemBloc,” “FemChec,” “FemaSeed,” “FemVue,” “FemCerv,” “FemEMB,” “FemSperm,” and other marks as trademarks in the United States and other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our right or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.
v

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” on page 8 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.
Business Overview
We are a leading biomedical innovator, addressing significant unmet needs in women’s health worldwide, with a broad patent-protected portfolio of disruptive, accessible, in-office therapeutic and diagnostic products. We are a U.S. manufacturer that has received global regulatory approvals for its product portfolio worldwide, and its products are currently being commercialized in the U.S. and key international markets. FemaSeed® Intratubal Insemination, a groundbreaking infertility treatment delivering sperm directly to the site of conception, is U.S. FDA-cleared and approved in Europe, United Kingdom (“UK”), Canada, Israel, Australia and New Zealand. A peer-reviewed publication of positive data from its pivotal clinical trial of FemaSeed demonstrated effectiveness and safety with high satisfaction from both patients and practitioners. In August 2025, we announced the introduction of its FemSperm™ Setup Kit, the first in a planned family of products designed to fully enable gynecologists for FemaSeed Intratubal Insemination. The setup kit includes customized components, such as a pre-configured centrifuge to optimize sperm preparation for use with FemaSeed. FemVue®, a companion diagnostic for fallopian tube assessment via ultrasound, is U.S. FDA-cleared and approved in Europe, UK, Canada, Japan, Israel, Australia and New Zealand. FemCerv®, an endocervical tissue sampler for cervical cancer diagnosis, is U.S. FDA-cleared and approved in Europe, UK, Canada, Israel and New Zealand. FemBloc® permanent birth control is a revolutionary first-in-class non-surgical solution, that involves minimally-invasive placement of a patented delivery system for precise delivery of our proprietary synthetic tissue adhesive (blended polymer) into both fallopian tubes simultaneously. Over time, the blended polymer fully degrades and produces nonfunctional scar tissue to permanently block the fallopian tubes in a safe and natural approach. This is in stark contrast to centuries-old surgical sterilization with reported risks that include infection, minor or major bleeding, injury to nearby organs, anesthesia-related events, and even death. Along with the various surgical risks, some patients may not qualify as good surgical candidates due to obesity or medical comorbidities. The FemBloc non-surgical approach has the potential to offer a safer, more accessible in-office alternative with fewer risks, contraindications, and substantially lower cost. A peer-reviewed publication of positive data from its initial clinical trials of FemBloc has demonstrated compelling effectiveness and five-year safety with high satisfaction from both patients and practitioners. In March 2025, we announced Conformité Européenne (“CE”) mark certification under European Union (“EU”) Medical Device Regulation (“MDR”) as the first regulatory approval in the world for the FemBloc delivery system for non-surgical female permanent birth control and in June 2025, we announced CE mark certification under EU MDR for the class III blended polymer component, achieving approval for the entire FemBloc system in the EU. In March 2025, we announced strategic distribution partnerships for FemBloc in Spain. In August 2025, we announced approval for the entire FemBloc system in the UK. The pivotal clinical trial (clinicaltrials.gov: NCT05977751) is now enrolling participants for U.S. approval. FemChec®, is a companion diagnostic product for FemBloc’s ultrasound-based confirmation test, is U.S. FDA-cleared and approved in Europe, UK, Canada, Israel, Australia and New Zealand. FemCath® is U.S. FDA-cleared and approved in Europe, Canada and Israel for selective fallopian tube evaluation. We are a woman-founded and led company with an expansive, internally created intellectual property portfolio with over 200 issued patents globally, in-house chemistry, manufacturing, and controls and device manufacturing capabilities and proven ability to develop products with commercialization efforts underway. Our suite of products and U.S. product candidate address what we believe are multi-billion dollar global market segments in which there has been little advancement for many years, helping women avoid pharmaceutical solutions, implants and surgery that can be expensive and expose women to harm.

Recent Developments
Equity Line of Credit
On June 30, 2025, we entered into an Any Market Purchase Agreement (the “Purchase Agreement”) with Alumni Capital LP (the “Purchaser”), whereby the Company has the right, but not the obligation, to sell to the Purchaser, and the Purchaser is obligated to purchase, up to an aggregate of $10 million of shares of the Company’s common stock (the “AMPA Shares”) in a series of purchases.
The term of the Purchase Agreement is through the earlier of (i) December 31, 2026, (ii) the date on which the Purchaser shall have purchased the AMPA Shares pursuant to the Purchase Agreement for an aggregate purchase price of $10 million, (iii) the date on which the Company’s common stock ceases trading on an Eligible Market (as such term is defined in the Purchase Agreement) and (iv) upon commencement of certain bankruptcy proceedings.
The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of the Company, including for liabilities under the Securities Act and other obligations of the parties.
Nasdaq Delisting Notice
On May 19, 2025, we received a written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) that for the last 30 consecutive business days, the Market Value of Listed Securities (“MVLS”) for our common stock was below the minimum $35.0 million requirement for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the “Minimum MVLS Requirement”). Additionally, we did not meet either of the alternative Nasdaq continued listing standards under Nasdaq Listing Rule 5550(b)(2): (i) stockholders’ equity of at least $2.5 million or (ii) net income of $500,000 in the most recently completed fiscal year, or in two of the three most recently completed fiscal years.
In accordance with Nasdaq Listing Rule 5810(c)(3)(C), we have a period of 180 calendar days, or until November 17, 2025, to regain compliance with the Minimum MVLS Requirement. If at any time before November 17, 2025, the MVLS of our common stock closes at $35.0 million or more for a minimum of 10 consecutive business days, Nasdaq will provide us with a written confirmation of compliance with the Minimum MVLS Requirement. If we do not regain compliance with the Minimum MVLS Requirement by November 17, 2025, Nasdaq will provide us written notification that our common stock is subject to delisting. At that time, we may appeal the delisting determination to a Nasdaq hearings panel.
On July 16, 2025, we received a notice from Nasdaq that the Company is not in compliance with Nasdaq’s Listing Rule 5550(a)(2), as the minimum bid price of the Company’s common stock has been below $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”).
In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a period of 180 calendar days, or until January 12, 2026, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-calendar day grace period. In the event the Company does not regain compliance with the Minimum Bid Price Requirement by January 12, 2026, the Company may be eligible for an additional 180-calendar day compliance period if it meets all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provides written notice of its intention to cure the bid deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the compliance period (or the second compliance period, if applicable), the Company’s common stock will become subject to delisting. In the event that the Company receives notice that its common stock is being delisted, the Nasdaq listing rules permit the Company to appeal a delisting determination by the Staff to a hearings panel.
We intend to monitor the closing bid price of our common stock and may, if appropriate, consider available options to regain compliance with the Minimum Bid Price Requirement, including initiating a reverse stock split. In addition, we intend to actively monitor the MVLS of our common stock between now and November 17, 2025, and will consider our available options to regain compliance with the Minimum MVLS Requirement. However, there can be no assurance that we will be able to regain compliance with the Minimum Bid Price Requirement or the Minimum MVLS Requirement or will otherwise be in compliance with other Nasdaq Listing Rules.

May 2025 Offering
On May 29, 2025, we entered into an underwriting agreement with JonesTrading Institutional Services LLC (“Jones”) relating to an underwritten public offering of 3,600,000 shares of our common stock at a public offering price of $0.85 per share (the “May 2025 Underwritten Offering”). The May 2025 Underwritten Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No.  333-266001) previously filed with the Securities and Exchange Commission and declared effective on July 12, 2022, and preliminary and final prospectus supplements thereunder. In addition, on May 29, 2025, concurrently with the May 2025 Underwritten Offering, we entered into a Stock Purchase Agreement with certain existing institutional stockholders and certain of our directors and officers, pursuant to which the existing institutional stockholders agreed to purchase an aggregate of 1,588,235 shares at a per share price equal to $0.85 and the directors and officers agreed to purchase an aggregate of 98,040 shares at a per share price equal to $1.02 (the “May 2025 Private Placement” and, together with the May 2025 Underwritten Offering, the “May 2025 Offering”). In connection with the May 2025 Offering, we issued to Jones warrants to purchase 105,726 shares of common stock at an exercise price of $1.0625 per share. The gross proceeds from the May 2025 Offering were $4.5 million, before deducting underwriting discounts and commissions, placement agent fees and estimated offering expenses payable by us.
Corporate Information
We were incorporated in February 2004 as a Delaware corporation under the name Femasys Inc. Our principal executive office is located at 3950 Johns Creek Court, Suite 100, Suwanee, Georgia, 30024, and our telephone number is (770) 500-3910. Our website address is www.femasys.com. The information on, or that can be accessed through, our website is not part of this prospectus. We have included our website address as an inactive textual reference only.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act,” and any reference herein to “emerging growth company” has the meaning ascribed to it in the JOBS Act.
An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:
•	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;
•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the U.S. Securities and Exchange Commission, or the SEC. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected not to take advantage of such extended transition period, which means that we will adopt a new standard when it is issued or revised.
We are also a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than

$700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

THE OFFERING
Issuer
Femasys Inc.
Common Stock offered by us
We are offering up to 11,428,571 shares of our common stock, assuming the sale of our shares of common stock at an assumed public offering price of $0.70 per share, which is the closing sale price of our common stock on Nasdaq on August 18, 2025, and no sale of any pre-funded warrants.
Pre-funded warrants offered by us
We are also offering to each purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants, in lieu of shares of common stock. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. This prospectus also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis.
Common warrants offered by us
We are also offering common warrants to purchase up to an aggregate of 11,428,571 shares of our common stock. Each share of our common stock and each pre-funded warrant is being sold together with a common warrant to purchase one share of our common stock. Each common warrant will have an exercise price of $   per share (representing 100% of the public offering price), will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the common warrants sold in this offering.
Underwriter Warrants
Upon the closing of this offering, we have agreed to issue to the underwriters, or their designees, warrants (the “Underwriter Warrants”) to purchase a number of shares of common stock equal to an aggregate of 2% of the total number of shares and/or pre-funded warrants sold in this public offering. The Underwriter Warrants will be exercisable at a per share exercise price equal to 125% of the offering price of the shares sold in this offering, or $0.875 at an assumed offering price per share of $0.70. The Underwriter Warrants will be exercisable commencing six months after the closing of this offering and will expire five years from the commencement of sales in this offering.
The Underwriter Warrants will be issued in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. See “Underwriting – Underwriter Warrants” on page 28 of this prospectus.
Common Stock to be outstanding immediately after the offering
44,003,978 shares of common stock, assuming no exercise of the Underwriter Warrants, no sale of any pre-funded warrants and no exercise of any of the common warrants sold in this offering.
Use of proceeds
We currently intend to use the net proceeds from this offering for development of our products and product candidate, general corporate purposes, capital expenditures, working capital and general and administrative expenses. See “Use of Proceeds” on page 25 of this prospectus.
Lock-Up Agreements
We have agreed with the underwriters, subject to certain exceptions including in connection with our at-the-market program and our equity line of credit, for a period of 60 days following the date of this prospectus, not to sell, transfer or otherwise dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock for such applicable period. Our officers and directors have agreed to a similar restriction for a period of 60 days following the date of this prospectus. See “Underwriting” for more information.
Nasdaq Symbol
Our common stock is listed on Nasdaq under the symbol “FEMY.” We do not intend to list the pre-funded warrants or the common warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants and the common warrants will be limited.
Risk Factors
Investing in our securities involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus and in the documents incorporated by reference herein for a discussion of factors to consider before deciding to invest in our securities.
The number of shares of our common stock outstanding is based on an aggregate of 32,575,407 shares of our common stock outstanding as of June 30, 2025 and excludes:
•
4,398,497 shares of common stock issuable upon the exercise of options granted pursuant to the Company’s 2021 Stock Option Plan (the “2021 Stock Option Plan”) to purchase common stock at a weighted average exercise price of $1.43 as of June 30, 2025;

•	250,000 shares of common stock issuable upon the exercise of inducement option grants to purchase common stock at a weighted average exercise price of $1.81 as of June 30, 2025;

•	719,668 shares of our common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan (“ESPP”) as of June 30, 2025;
•
316,174 shares of our common stock issuable upon exercise of warrants: (i) 68,809 warrants expiring in April 2028 at an exercise price equal to $1.525 per share; (ii) 128,934 warrants expiring in December 2026 at an exercise price equal to $9.45 per share; (iii) 12,705 warrants expiring in January 2027 at an exercise price equal to $9.45 per share and (iv) 105,726 warrants expiring in May 2030 at an exercise price equal to $1.0625 per share; and

•
11,610,166 shares of our common stock issuable in connection with the issuance of convertible notes and warrants in November 2023, consisting of (i) 5,805,083 shares of common stock issuable upon conversion of convertible notes or that could be issued in satisfaction of accrued interest thereon through November 17, 2025 at a conversion price of $1.18 per share; and (ii) 5,805,083 shares of common stock issuable upon the exercise of Series A common stock purchase warrants at an exercise price of $1.18 per share.

Unless otherwise indicated, all information in this prospectus reflects or assumes the following:
•	no exercise of outstanding stock options, inducement grants or warrants described above;
•	no conversion of the convertible notes or interest thereon described above;
•	no sale of the pre-funded warrants in this offering; and
•	no exercise of the common warrants or Underwriter Warrants (as defined and discussed in the section titled “Underwriting—Underwriter Warrants” on page S-19 of this prospectus).

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our quarterly, annual and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any securities in this offering. Each of the risk factors could adversely affect our business, operating results, financial condition and prospects, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.
Risks Related to this Offering and Ownership of Our Securities
We have broad discretion in how we use the net proceeds from this offering, and we may not use these proceeds effectively or in ways with which you agree.
We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock. See “Use of Proceeds” in this prospectus for more detailed information.
You will experience immediate and substantial dilution in the book value of your shares.
Based on the public offering price and the as adjusted net tangible book deficit per share as of June 30, 2025, because the public offering price per share in this offering is substantially higher than the as adjusted net tangible book value per share, you will suffer immediate dilution of $0.50 per share in as adjusted net tangible book value of the common stock. The exercise or conversion of outstanding stock options, inducement grants, warrants and convertible notes may result in significant further dilution of your investment. See “Dilution” in this prospectus for a more detailed illustration of the dilution you would incur if you participate in this offering.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.
There is no public market for the pre-funded warrants or the common warrants being offered in this offering.
There is no established public trading market for the pre-funded warrants or the common warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or the common warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the pre-funded warrants and the common warrants will be limited.
Holders of pre-funded warrants or common warrants purchased in this offering will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.
Until holders of pre-funded warrants acquire shares of our common stock upon exercise thereof, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the pre-funded warrants or common warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The common warrants are speculative in nature.
The common warrants do not confer any rights of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the common warrants, and consequently, it may not ever be profitable for holders of the common warrants to exercise such warrants.
A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.
Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. Third party sales of a substantial number of shares of our common stock in the public market could occur at any time. Our directors, executive officers and their related entities beneficially own substantial amounts of our common stock, including shares they may acquire by exercising warrants they hold. If one or more of them were to sell a substantial portion of the shares they hold, it could cause our stock price to decline.
We have agreed with the underwriters, subject to certain exceptions, for a period of 60 days following the date of this prospectus, not to sell, transfer or otherwise dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock for such applicable period. Our officers and directors have agreed to a similar restriction for a period of 60 days following the date of this prospectus. See the section titled “Underwriting” for a more complete description of the lock-up agreements with the underwriters. Sales of a substantial number of such shares upon expiration of the lock-up agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.
The trading price of the shares of our common stock could be highly volatile, and purchasers of the common stock could incur substantial losses.
Our stock price has been, and will likely continue to be volatile. The stock market in general and the market for stock of medical device and technology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their common stock at or above their purchase price. The market price for our common stock may be influenced by those factors discussed in this “Risk Factors” section and many others, including:
•	announcements of U.S. regulatory approval or disapproval of our FemBloc system or the FDA’s decision to grant or decline any future approvals or clearances for enhancements to our products;
•	announcements of international regulatory approval or the foreign regulatory body or notified body’s decision to grant or decline any future approvals for enhancements to our products;
•	adverse results from or delays, including inability to enroll subjects, in clinical pivotal trial of our FemBloc system;
•	unanticipated safety concerns related to the use of our FemBloc system;
•	unanticipated safety concerns related to the use of our FemaSeed product or other products;
•	FDA or other U.S. or foreign regulatory or legal actions or changes affecting us or our industry;
•	our ability to develop, obtain regulatory clearance or approval for, and market new and enhanced medical products on a timely basis;
•	any voluntary or mandated product recalls;
•	adverse developments concerning our suppliers or any future strategic partnerships;
•	the volume and timing of sales of our products;
•	the introduction of new products or product enhancements by us or others in our industry;
•	disputes or other developments with respect to our or others’ intellectual property rights;

•	product liability claims or other litigation;
•	quarterly variations in our results of operations or those of others in our industry;
•	media exposure of our products or of those of others in our industry;
•	changes in governmental regulations or in reimbursement;
•	changes in earnings estimates or recommendations by securities analysts;
•	changes in financial estimates or guidance, including our ability to meet our future revenue and operating profit or loss estimates or guidance;
•	the public’s reaction to our earnings releases, other public announcements and filings with the SEC;
•	sales of substantial amounts of our stock by directors, officers or significant stockholders, or the expectation that such sales might occur;
•	operating and stock performance of other companies that investors deem comparable to us and overall performance of the equity markets;
•	additions or departures of key personnel;
•	changes in our capital structure, such as future issuances of securities and the incurrence of debt;
•	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors; and
•	other factors described in this “Risk Factors” section including in this prospectus and the documents incorporated by reference herein.
In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our common stock, regardless of our actual operating performance.
In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in our stock price, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.
We are not currently in compliance with the continued listing requirements for The Nasdaq Stock Market. If we do not regain compliance and continue to meet the continued listing requirements, our common stock may be delisted, which could affect the market price and liquidity for our common stock and reduce our ability to raise additional capital.
On May 19, 2025, we received a Notice from Nasdaq that for the last 30 consecutive business days, the MVLS for our common stock was below the Minimum MVLS Requirement. Additionally, we did not meet either of the alternative Nasdaq continued listing standards under Nasdaq Listing Rule 5550(b)(2): (i) stockholders’ equity of at least $2.5 million or (ii) net income of $500,000 in the most recently completed fiscal year, or in two of the three most recently completed fiscal years.
In accordance with Nasdaq Listing Rule 5810(c)(3)(C), we have a period of 180 calendar days, or until November 17, 2025, to regain compliance with the Minimum MVLS Requirement. If at any time before November 17, 2025, the MVLS of our common stock closes at $35.0 million or more for a minimum of 10 consecutive business days, Nasdaq will provide us with a written confirmation of compliance with the Minimum MVLS Requirement. If we do not regain compliance with the Minimum MVLS Requirement by November 17, 2025, Nasdaq will provide us written notification that our common stock is subject to delisting. At that time, we may appeal the delisting determination to a Nasdaq hearings panel.
On July 16, 2025, we received a notice from Nasdaq that the Company is not in compliance with the Minimum Bid Price Requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a period of 180 calendar days, or until January 12, 2026, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-calendar day grace period. In the event we do not regain compliance with the Minimum Bid Price Requirement by January 12, 2026, we may be eligible for an additional 180-calendar day compliance period if we meet all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provide written notice of our intention to cure the bid deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If we do not regain compliance with the Minimum Bid Price Requirement by the end of the compliance period (or the second compliance period, if applicable), our common stock will become subject to delisting. In the event that we receive notice that our common stock is being delisted, the Nasdaq listing rules permit us to appeal a delisting determination by the Staff to a hearings panel.
We intend to monitor the closing bid price of our common stock and may, if appropriate, consider available options to regain compliance with the Minimum Bid Price Requirement, including initiating a reverse stock split. In addition, we intend to actively monitor the MVLS of our common stock between now and November 17, 2025, and will consider our available options to regain compliance with the Minimum MVLS Requirement. However, there can be no assurance that we will be able to regain compliance with the Minimum Bid Price Requirement or the Minimum MVLS Requirement or will otherwise be in compliance with other Nasdaq Listing Rules.

CAPITALIZATION
The following table sets forth our consolidated cash and cash equivalents and capitalization as of June 30, 2025:
•	on an actual basis; and
•
on an as adjusted basis to reflect the issuance and sale of 11,428,571 shares of common stock and 11,428,571 accompanying common warrants in this offering at an assumed public offering price of $0.70 per share and accompanying common warrant, which was the last reported sale price of our common stock on the Nasdaq Capital Market on August 18, 2025, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no pre-funded warrants are sold and no exercise of any common warrants in this offering. The as adjusted basis does not reflect the impact of the issuance of the Underwriter Warrants to be issued to the underwriters in connection with this offering, as described herein. The final public offering price will be determined through negotiation between us and the underwriters in the offering and may be at a discount to the current market price. Therefore, the assumed offering price used throughout this prospectus may not be indicative of the final public offering price. The as adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

You should read the following table in conjunction with the sections entitled “Use of Proceeds” included elsewhere in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the period ended June 30, 2025, incorporated by reference in this prospectus.

	Actual	As Adjusted
Cash and cash equivalents	$3,218,067	$10,408,067
Convertible notes payable, net (including related parties)	$6,080,813	$6,080,813
Stockholders’ equity:
Common stock, par value $0.001 per share; 200,000,000 shares authorized, 32,692,630 shares issued and 32,575,407 outstanding, actual; 44,121,201 shares issued and 44,003,978 shares outstanding, as adjusted	32,693	44,122
Treasury stock, 117,223 common shares, actual, as adjusted	(60,000)	(60,000)
Warrants	1,821,744	1,821,744
Additional paid-in capital	137,394,016	144,572,587
Accumulated deficit	(137,681,018)	(137,681,018)
Total stockholders’ equity	$1,507,435	$8,697,435
Total capitalization	$7,588,248	$14,778,248

A $0.10 increase or decrease in the assumed public offering price of $0.70 per share and accompanying common warrant, the last reported sale price of our common stock on the Nasdaq Capital Market on August 18, 2025, would increase or decrease our cash and cash equivalents, additional paid in capital, and total stockholders’ equity on a pro forma as adjusted basis, by approximately $1.06 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and assuming that the number of shares of common stock, pre-funded warrants and common warrants offered by us, as set forth on the cover page of this prospectus, remains the same, and no pre-funded warrants are sold.
An increase or decrease of 200,000 shares of common stock and accompanying common warrants offered by us, assuming that the assumed public offering price remains the same and no pre-funded warrants are sold, would increase or decrease the gross proceeds received by us by approximately $0.13 million.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.
Historical net tangible book value per share represents our total tangible assets less our total liabilities divided by the total number of shares of common stock outstanding. As of June 30, 2025, our net tangible book value was approximately $1.5 million, or $0.04 per share of common stock, based on 32,575,407 shares of common stock outstanding as of June 30, 2025.
After giving effect to the issuance and sale by us of shares of common stock and accompanying common warrants in this offering at the assumed public offering price of $0.70 per share (which was the last reported sale price of our common stock on the Nasdaq Capital Market on August 18, 2025), assuming no issuance of pre-funded warrants and no exercise of common warrants, and after deducting the underwriting discounts and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $8.6 million, or approximately $0.20 per share. This represents an immediate increase in as adjusted net tangible book value of approximately $0.16 per share to our existing stockholders and an immediate dilution of approximately $0.50 per share to the new investors participating in this offering based on the assumed public offering price. We determine dilution per share to investors participating in this offering by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by investors participating in this offering. The information above is illustrative only and will change based on actual pricing and other terms of this offering determined at pricing. The final public offering price will be determined through negotiation between us and the underwriters in the offering and may be at a discount to the current market price. Therefore, the assumed offering price used throughout this prospectus may not be indicative of the final public offering price.
The following table illustrates this dilution to the new investors purchasing shares of common stock in this offering on a per share basis:

Assumed public offering price per share of common stock and accompanying common warrant		$0.70
Net tangible book value per share at June 30, 2025	$0.04
Increase in net tangible book value per share as of June 30, 2025 attributable to this offering	$0.16
As adjusted net tangible book value per share as of June 30, 2025, after giving effect to this offering		$0.20
Dilution per share to the new investors in this offering		$0.50
Each $0.10 increase or decrease in the assumed public offering price of $0.70 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on August 18, 2025, would increase or decrease our as adjusted net tangible book value per share after this offering by $0.09 per share. Each $0.10 increase or decrease in the assumed public offering price would decrease or increase the dilution per share to new investors by $0.01, assuming that the number of shares of common stock and accompanying warrants offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. An increase of 200,000 shares of common stock and accompanying warrants offered by us would increase the as adjusted net tangible book value after this offering by approximately $0.01 per share and decrease the dilution per share to new investors by approximately $0.01, and a decrease of 200,000 shares of common stock and accompanying warrants offered by us would decrease the as adjusted net tangible book value by approximately $0.01 per share and increase the dilution per share to new investors by approximately $0.01, assuming that the assumed public offering price remains the same, and after deducting estimated underwriting discounts and commissions.
The foregoing table and calculations are based on 32,575,407 shares of our common stock outstanding as of June 30, 2025, assuming no issuance of the pre-funded warrants and no exercise of the common warrants, and excludes:
•
4,398,497 shares of common stock issuable upon the exercise of options granted pursuant to the 2021 Stock Option Plan to purchase common stock at a weighted average exercise price of $1.43 as of June 30, 2025;

•	250,000 shares of common stock issuable upon the exercise of inducement option grants to purchase common stock at a weighted average exercise price of $1.81 as of June 30, 2025;
•	719,668 shares of our common stock reserved for future issuance under our ESPP as of June 30, 2025;
•
316,174 shares of our common stock issuable upon exercise of warrants: (i) 68,809 warrants expiring in April 2028 at an exercise price equal to $1.525 per share; (ii) 128,934 warrants expiring in December 2026 at an exercise price equal to $9.45 per share; (iii) 12,705 warrants expiring in January 2027 at an exercise price equal to $9.45 per share and (iv) 105,726 warrants expiring in May 2030 at an exercise price equal to $1.0625 per share; and

•
11,610,166 shares of our common stock issuable in connection with the issuance of convertible notes and warrants in November 2023, consisting of (i) 5,805,083 shares of common stock issuable upon conversion of convertible notes (plus additional shares that may be issued in satisfaction of accrued interest thereon through November 17, 2025 at a conversion price of $1.18 per share); and (ii) 5,805,083 shares of common stock issuable upon the exercise of Series A common stock purchase warrants at an exercise price of $1.18 per share.

To the extent that the shares described in the preceding bullets are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in our current or future financing instruments.

DESCRIPTION OF SECURITIES WE ARE OFFERING
We are offering up to 11,428,571 shares of our common stock and accompanying common warrants to purchase up to 11,428,571 shares of our common stock. Each share of common stock is being sold together with a common warrant to purchase one (1) share of common stock. We are also offering pre-funded warrants to those purchasers whose purchase of share of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering in lieu of the shares of common stock that would result in such excess ownership. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Each pre-funded warrant will be exercisable for one (1) share of common stock. Each pre-funded warrant is being sold together with a common warrant to purchase one (1) share of common stock. The shares of common stock, pre-funded warrants and accompanying common warrants will be issued separately. We are also registering the shares of common stock issuable from time to time upon exercise of the pre-funded warrants and common warrants offered hereby.
Common Stock
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.
In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Pre-Funded Warrants
The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.
Duration and Exercise Price
Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.
Exercisability
The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Cashless Exercise
In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.
Fundamental Transaction
In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.
Transferability
Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.
Exchange Listing
We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.
Rights as a Stockholder
Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.
Common Warrants
The following summary of certain terms and provisions of the common warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of common warrant for a complete description of the terms and conditions of the common warrants.
Duration and Exercise Price
Each common warrant offered hereby will have an initial exercise price per share equal to $   per share (representing 100% of the public offering price). The common warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The common warrants will be issued separately from the common stock and pre-funded warrants, and may be transferred separately immediately thereafter. A common warrant to purchase one share of our common stock will be issued for every one share of common stock (or pre-funded warrant, as applicable) purchased in this offering.
Exercisability
The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the common warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants. No fractional shares of common stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.
Cashless Exercise
If, at the time a holder exercises its common warrants, a registration statement registering the issuance of the shares of common stock underlying the common warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common warrants.
Fundamental Transaction
In the event of a fundamental transaction, as described in the common warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the common warrants will be entitled to receive upon exercise of the common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the common warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the common warrants have the right to require us or a successor entity to redeem the common warrants for cash in the amount of the Black-Scholes Value (as defined in each common warrant) of the unexercised portion of the common warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the common warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black-Scholes Value of the unexercised portion of the common warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.
Transferability
Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the common warrant together with the appropriate instruments of transfer.
Exchange Listing
We do not intend to list the common warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the common warrants will be limited.
Right as a Stockholder
Except as otherwise provided in the common warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the common warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their common warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF COMMON STOCK, PRE-FUNDED WARRANTS AND COMMON WARRANTS
The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock and the pre-funded warrants, and the acquisition, ownership, exercise, expiration or disposition of the common warrants, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary also does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, estate or gift tax, the 3.8% Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax considerations applicable to a holder’s particular circumstances or to a holder that may be subject to special tax rules, including, without limitation:
•	banks, insurance companies or other financial institutions;
•	tax-exempt or government organizations;
•	brokers or dealers in securities or currencies;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	persons that own, or are deemed to own, more than five percent of our capital stock;
•	certain U.S. expatriates, citizens or former long-term residents of the United States;
•
persons who hold our common stock and pre-funded warrants or common warrants as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security, other integrated investment, or other risk reduction transaction;

•	persons who do not hold our common stock and pre-funded warrants or common warrants as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);
•	persons deemed to sell our common stock and pre-funded warrants or common warrants under the constructive sale provisions of the Code;
•	pension plans, including “qualified foreign pension funds” within the meaning of Section 897(l) of the Code;
•	partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, or investors in any such entities;
•	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;
•	integral parts or controlled entities of foreign sovereigns;
•	controlled foreign corporations;
•	passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax; or
•	persons that acquire our common stock or pre-funded warrants or common warrants as compensation for services.
In addition, if a partnership, including any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds our common stock or pre-funded warrants or common warrants, the tax treatment of a partner generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our common stock or pre-funded warrants or common warrants, and partners in such partnerships, should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership, and disposition of our common stock or pre-funded warrants or common warrants.
You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock or pre-funded warrants or common warrants arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.
Definition of a U.S. Holder
For purposes of this summary, a “U.S. Holder” is any beneficial owner of our common stock or pre-funded warrants or common warrants that is a “U.S. person,” and is not a partnership, or an entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this summary, a “Non-U.S. Holder” is any beneficial owner of our common stock or pre-funded warrants or common warrants that is not a U.S. Holder or a partnership, or other entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes.
Treatment of Pre-funded Warrants
Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.01. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.
Tax Consequences to U.S. Holders
Allocation of Purchase Price Among Shares and Warrants
Because our common stock (or prefunded warrants, as applicable) is sold together with the accompanying common warrants, a purchaser of shares of our common stock (or prefunded warrants, as applicable) and the accompanying common warrants must allocate its purchase price between each share of our common stock (or prefunded warrants, as applicable) and the accompanying common warrant based on their respective relative fair market values at the time of issuance. This allocation of the purchase price will establish the U.S. Holder’s initial tax basis for U.S. federal income tax purposes for each share of our common stock (or prefunded warrant, as applicable) and common warrant. A U.S. Holder’s allocation of the purchase price is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a U.S. Holder’s allocation. Each U.S. Holder should consult its tax advisor regarding the allocation of the purchase price among the shares of common stock (or prefunded warrants, as applicable) and common warrants.

Distributions on Common Stock
As discussed above under “Dividend Policy,” we do not currently expect to make distributions on our common stock. In the event that we do make distributions of cash or other property, distributions paid on common stock, other than certain pro rata distributions of common stock, will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits and will be includible in income by the U.S. Holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in the common stock. Any remaining excess will be treated as a capital gain. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received by a corporate U.S. Holder will be eligible for the dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.
Constructive Dividends on Common Warrants and Pre-Funded Warrants
Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of the common warrants and the pre-funded warrants, or an adjustment to the exercise price of the common warrants or the pre-funded warrants, may be treated as a constructive distribution to a U.S. Holder of the common warrants or pre-funded warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of a common warrant or pre-funded warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of such warrants should generally not result in a constructive distribution. Any constructive distributions would generally be subject to the tax treatment described above under “Dividends on Common Stock”.
Sale or Other Disposition of Common Stock
For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of common stock will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the common stock for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.
Sale or Other Disposition, Exercise or Expiration of Common Warrants
For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of a common warrant (other than by exercise) will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the warrant for more than one year at the time of the sale or other disposition. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common warrant disposed of and the amount realized on the disposition.
In general, a U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a common warrant by payment of the exercise price, except to the extent of cash paid in lieu of a fractional share. A U.S. Holder’s tax basis in a share of common stock received upon exercise will be equal to the sum of (1) the U.S. Holder’s tax basis in the common warrant and (2) the exercise price of the common warrant. A U.S. Holder’s holding period in the stock received upon exercise will commence on the day or the day after such U.S. Holder exercises the common warrant. No discussion is provided herein regarding the U.S. federal income tax treatment on the exercise of a common warrant on a cashless basis, and U.S. Holders are urged to consult their tax advisors as to the exercise of a common warrant on a cashless basis.
If a common warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in the common warrant. This loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in the common warrant is more than one year. The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders
Distributions
As discussed in the section entitled “Dividend Policy,” we do not anticipate paying any dividends on our common stock in the foreseeable future. If we make distributions on our common stock or on our common warrants (as described above under “Constructive Dividends on Common Warrants”), those payments will constitute dividends for U.S. federal income tax purposes to the extent we have current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our common stock or common warrants, as applicable, but not below zero. Any excess will be treated as capital gain and will be treated as described below under the “—Gain on Sale or Other Disposition of Common Stock or Common Warrants” section. Any such distributions would be subject to the discussions below regarding back-up withholding and Foreign Account Tax Compliance Act, or FATCA.
Subject to the discussion below on effectively connected income, any dividend paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. To receive a reduced treaty rate, a Non-U.S. Holder must provide us or our agent with an IRS Form W-8BEN, IRS Form W-8 BEN-E or another appropriate version of IRS Form W-8 (or a successor form), which must be updated periodically, and which, in each case, must certify qualification for the reduced rate. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and that are not eligible for relief from U.S. (net basis) income tax under an applicable income tax treaty, generally are exempt from the (gross basis) withholding tax described above. To obtain this exemption from withholding tax, the Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8ECI or successor form or other applicable IRS Form W-8 certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends, if not eligible for relief under a tax treaty, would not be subject to a withholding tax, but would be taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits and if, in addition, the Non-U.S. Holder is a corporation, may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts withheld if you timely file an appropriate claim for refund with the IRS.
Exercise or Expiration of Common Warrants
In general, a Non-U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a common warrant by payment of the exercise price, except to the extent of cash paid in lieu of a fractional share. However, no discussion is provided herein regarding the U.S. federal income tax treatment on the exercise of a common warrant on a cashless basis, and Non-U.S. Holders are urged to consult their tax advisors as to the exercise of a common warrant on a cashless basis.
If a common warrant expires without being exercised, a Non-U.S. Holder that is engaged in a U.S. trade or business to which any income from the common warrant would be effectively connected or who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the expiration occurs (and certain other conditions are met) will recognize a capital loss in an amount equal to such Non-U.S. Holder’s tax basis in the common warrant.
Gain on Sale or Other Disposition of Common Stock or Common Warrants
Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock or common warrants unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and not eligible for relief under an applicable income tax treaty, in which case the Non-U.S. Holder will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and for a Non-U.S. Holder that is a corporation, such Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items;
•
the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case the Non-U.S. Holder will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States) (subject to applicable income tax or other treaties); or

•
we are a “U.S. real property holding corporation” for U.S. federal income tax purposes, or a USRPHC, at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our common stock or common warrants. We believe we are not currently and do not anticipate becoming a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to United States federal income tax if (A) in the case of our common stock, (a) shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as Nasdaq, and (b) the Non-U.S. Holder owns or owned, actually and constructively, 5% or less of the shares of our common stock throughout the five-year period ending on the date of the sale or exchange; and (B) in the case of our common warrants, either (a)(i) shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as Nasdaq, (ii) our common warrants are not considered regularly traded on an established securities market and (iii) the Non-U.S. Holder does not own, actually or constructively, common warrants with a fair market value greater than the fair market value of 5% of the shares of our common stock, determined as of the date that such Non-U.S. Holder acquired its common warrants, or (b)(i) our common warrants are considered regularly traded on an established securities market, and (ii) the Non-U.S. Holder owns or owned, actually and constructively, 5% or less of our common warrants throughout the five-year period ending on the date of the sale or exchange. Our common warrants are not expected to be regularly traded on an established securities market. If the foregoing exception does not apply, such Non-U.S. Holder’s proceeds received on the disposition of shares will generally be subject to withholding at a rate of 15% and such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Information Reporting and Backup Withholding
Information returns may be filed with the IRS in connection with distributions on common stock or constructive dividends on common warrants, and the proceeds of a sale or other disposition of common stock or common warrants. A non-exempt U.S. Holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding.
A Non-U.S. Holder may be subject to U.S. information reporting and backup withholding on these payments unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person (within the meaning of the Code). The certification requirements generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement on the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. Person. Applicable Treasury Regulations provide alternative methods for satisfying this requirement. In addition, the amount of distributions on common stock or constructive dividends on common stock paid to a Non-U.S. Holder, and the amount of any U.S. federal tax withheld therefrom, must be reported annually to the IRS and the holder. This information may be made available by the IRS under the provisions of an applicable tax treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

Payment of the proceeds of the sale or other disposition of common stock or common warrants to or through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting requirements, but not backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or an exemption otherwise applies. Payments of the proceeds of a sale or other disposition of common stock or common warrants to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or otherwise establishes an exemption.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
FATCA imposes withholding tax on certain types of payments made to foreign financial institutions and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on, or, subject to the discussion of certain proposed Treasury Regulations below, gross proceeds from the sale or other disposition of, our common stock or common warrants paid to a “foreign financial institution” or to certain “non-financial foreign entities” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the U.S. Department of the Treasury. The U.S. Treasury recently released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our common stock or common warrants, and the possible impact of these rules on the entities through which they hold our common stock or common warrants, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.
The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock or common warrants, including the consequences of any proposed change in applicable laws.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be $7.2 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, assuming no sale of pre-funded warrants and excluding the proceeds, if any, from the exercise of any common warrants issued in this offering.
We intend to use the net proceeds from this offering for development of our products and product candidate, general corporate purposes, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds from this offering to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any such acquisitions or investments as of the date of this prospectus.
Our management will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described above. Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in investment grade, interest bearing securities.
Each $0.10 increase or decrease in the assumed public offering price of $0.70 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on August 18, 2025, would increase or decrease the net proceeds to us from this offering by approximately $1.06 million, assuming the number of shares of common stock, pre-funded warrants and common warrants offered by us, as set forth on the cover of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares of common stock that we are offering. An increase or decrease of 200,000 shares of common stock and accompanying warrants offered by us would increase or decrease the net proceeds to us from this offering by approximately $0.13 million, assuming the sale of all shares of common stock and accompanying warrants offered hereby, based on an assumed public offering price of $0.70 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on August 18, 2025, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

UNDERWRITING
We have entered into an underwriting agreement with JonesTrading Institutional Services LLC and Laidlaw & Company (UK) Ltd., or the underwriters, with respect to the securities subject to this offering.
Subject to certain conditions, we have agreed to sell to the underwriters such securities listed next to its name in the below table at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.

UNDERWRITERS	NUMBER OF SHARES OF COMMON STOCK AND ACCOMPANYING COMMON WARRANTS	NUMBER OF PRE-FUNDED WARRANTS AND ACCOMPANYING COMMON WARRANTS
JonesTrading Institutional Services LLC
Laidlaw & Company (UK) Ltd.
Total	11,428,571	11,428,571

The underwriting agreement provides that the obligation of the underwriters to purchase the shares of common stock and/or pre-funded warrants and accompanying common warrants offered by this prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the shares of common stock and/or pre-funded warrants and accompanying common warrants offered hereby. The underwriters are offering the securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Discounts, Commissions and Expenses
The underwriters propose to offer the shares of common stock and/or pre-funded warrants and accompanying common warrants to purchase shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $   per share and accompanying common warrant or $   per pre-funded warrant and accompanying common warrant, based on the combined public offering price per share and accompanying common warrant or pre-funded warrant and accompanying common warrant. After this offering, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.
In connection with the sale of the common stock to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriting commissions and discounts will be 7% of the gross proceeds of this offering.
We have agreed to reimburse the underwriters for up to $100,000 of the underwriters’ reasonable and accountable out-of-pocket expenses relating to the offering, including the fees and expenses of the underwriters’ outside legal counsel.
We estimate that our total offering expenses for this offering, net of the underwriting discounts and commissions, will be approximately $0.8 million.
The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us:

	Price Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public Offering Price	$	$	$
Underwriting discount(1)	$	$	$
Proceeds, before expenses, to us(2)	$	$	$

(1)	The underwriting discount is 7% of the gross proceeds received from the sale of the securities in this offering.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Underwriter Warrants.

Indemnification
We have also agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
Lock-Up Agreements
We have agreed that, for a period of sixty (60) days following the date of this prospectus, without the prior written consent of the underwriters, and subject to certain exceptions, we may not enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock or common stock equivalents or file any registration statement or amendment or supplement thereto, other than this prospectus.
In addition, each of our directors and officers has entered into a lock-up agreement with the underwriters. Under the lock-up agreements, for a period of sixty (60) days following the date of this prospectus, without the prior written consent of the underwriters, the foregoing persons may not make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock. These restrictions do not apply in the following circumstances, subject to certain requirements:
•	transfers in connection with our at-the-market program or equity line of credit;
•	transfers of securities acquired in the offering or in open market transaction on or after completion of the offering;
•	transfers as a bona fide gift or gifts, or charitable contribution(s);
•	transfers to any immediate family member or to any trust for the direct or indirect benefit of the lock-up party or the immediate family of such person;
•
transfers to any corporation, partnership, limited liability company, or other business entity all of the beneficial ownership interests of which are held by the lock-up party and/or the immediate family of such person;

•
if a corporation, partnership, limited liability company, trust or other business entity transfers (a) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate, (b) in the form of a distribution to limited partners, limited liability company members or stockholders, or (c) in connection with a sale, merger or transfer of all or substantially all of the assets or any other change of control, not undertaken for the purpose of avoiding the restrictions imposed by such lock-up agreement;

•	transfers that occur by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;
•	if a trust, to the beneficiary of such trust;
•	transfers by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the lock-up party;
•
vesting, settlement or exercise of any restricted stock awards or options to purchase common stock granted under any employee benefit plan of the Company; provided that any shares of common stock acquired in connection with any such exercise will be subject to the same lock-up agreement restrictions;

•
exercise or conversion of warrants, convertible preferred stock or any other security convertible into or exercisable for common stock; provided that any shares of common stock acquired in connection with any such exercise or conversion will be subject to the same lock-up agreement restrictions; and

•
establishing a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided that (i) such plan may only be established if no public announcement or filing with the Securities and Exchange Commission, or other applicable regulatory authority, is made in connection with the establishment of such plan during the 75-day restricted period (except as required by law or regulation) and (ii) no sale of shares of common stock are made pursuant to such plan during the 75-day restricted period.

Jones and Laidlaw & Company may, in their sole discretion and at any time or from time to time before the termination of these lock-up periods, release all or any portion of the securities subject to lock-up agreements.
Underwriter Warrants
Upon the closing of this offering, we have agreed to issue to the underwriters, or their designees, certain underwriter warrants (the “Underwriter Warrants”) to purchase a number of shares of common stock equal to an aggregate of 2% of the total number of shares of common stock and/or pre-funded warrants sold in this public offering. The Underwriter Warrants will be exercisable at a per share exercise price equal to 125% of the offering price of the shares sold in this offering, or $0.875 at an assumed offering price per share of $0.70. The Underwriter Warrants will be exercisable commencing six months after the closing of this offering and will expire five years from the commencement of sales in this offering. The Underwriter Warrants will be issued in a private placement reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.
The Underwriter Warrants and the shares of common stock underlying the Underwriter Warrants are deemed compensation by FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. Neither the underwriters nor their permitted assignees under such rule, may sell, transfer, assign, pledge, or hypothecate the Underwriter Warrants or the securities underlying the Underwriter Warrants, nor will the underwriters engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter Warrants or the underlying shares for a period of 180 days from the date of commencement of sales in this offering, except to any underwriters and selected dealer participating in this offering and their bona fide officers or partners. The Underwriter Warrants will provide for adjustment in the number and price of the Underwriter Warrants and the shares of common stock underlying such Underwriter Warrants in the event of recapitalization, merger, stock split or other structural transaction.
Tail Financing
The underwriters are also entitled to compensation calculated in the manner set forth in the underwriting agreement with respect to any public or private offering or other financing or capital-raising transaction (“Tail Financing”) to the extent that such financing is provided to the Company by investors whom the underwriter contacted during the term of their engagement if such Tail Financing is consummated at any time during the six (6) month period following the closing of such offering, subject to certain exceptions.
Electronic Distribution
This prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus in electronic format, the information on the underwriters’ website or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as the underwriters, and should not be relied upon by investors.
Passive Market Making
In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the shares of common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Nasdaq Listing
Our common stock is listed on the Nasdaq under the symbol “FEMY.” We do not intend to apply to list the pre-funded warrants or common warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants and the common warrants will be limited.

The last reported sale price of our shares of common stock on August 18, 2025 was $0.70 per share. The final public offering price will be determined between us, the underwriters and the investors in the offering and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price.
Price Stabilization, Short Positions and Penalty Bids
In connection with the offering, the underwriters may engage in stabilizing transactions, short sales and syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:
•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•	A short position involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position.
•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.
•
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.
Other Relationships
The underwriters are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own accounts and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Offer Restrictions Outside of the United States
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia
This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33105), the underwriters are not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.
Cayman Islands
No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.
European Economic Area - Belgium, Germany, Luxembourg and Netherlands
The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, the Prospectus Directive, as implemented in Member States of the European Economic Area (each, a Relevant Member State), from the requirement to produce a prospectus for offers of securities.
An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:
•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•
to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

•
to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of us or any underwriter for any such offer; or

•
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France
This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monetaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorite des marches financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.
This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.
Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifies) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2" and D.411-1 to D.411-3, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2" and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.
Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.
Ireland
The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(1) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.
Israel
The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.
Italy
The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation) and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:
•
to Italian qualified investors, as defined in Article 100 of Decree No. 58 by reference to Article 34-ter of CONSOB Regulation No. 11971 of 14 May 1999 (“Regulation No. 11971”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.
•
Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•
made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.
Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.
Japan
The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.
Portugal
This document is not being distributed in the context of a public offer of financial securities (oferta publica de Valores Mobiliarios) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Codigo dos Valores Mobiliarios). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissao do Mercado de Valores Mobiliarios) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.
Sweden
This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.
Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).
This document is personal to the recipient only and not for general circulation in Switzerland.
United Arab Emirates
Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates.
This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.
No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.
United Kingdom
Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Conduct Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA)) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.
Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.
In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS
The validity of the issuance of the common stock offered by this prospectus will be passed upon for us by Dechert LLP. Certain legal matters relating to this offering will be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
EXPERTS
The financial statements of Femasys Inc. as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2024 financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses and negative cash flows from operations, has a net accumulated deficit and expects to incur additional losses and negative operating cash flows. In addition, the Company’s convertible notes mature in November 2025, if not converted sooner. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-1 we have filed with the SEC. This prospectus does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the common stock we may offer. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of this offering, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:
•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025;
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 8, 2025;
•
our Current Reports on Form 8-K filed with the SEC on March 13, 2025, March 18, 2025, May 23, 2025, June 2, 2025, June 17, 2025, June 25, 2025, June 25, 2025, July 1, 2025, July 3, 2025, July 18, 2025, August 6, 2025 and August 20, 2025;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2025; and
•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 14, 2021, including any amendments or reports filed for the purpose of updating such description.

These documents may also be accessed on our website at www.femasys.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:
Femasys Inc.
3950 Johns Creek Court, Suite 100
Suwanee, Georgia 30024
(770) 500-3910
Attn: Corporate Secretary

FEMASYS INC.

UP TO 11,428,571 SHARES OF COMMON STOCK
PRE-FUNDED WARRANTS TO PURCHASE UP TO 11,428,571 SHARES
OF COMMON STOCK
COMMON WARRANTS TO PURCHASE UP TO 11,428,571 SHARES
OF COMMON STOCK UP TO
22,857,142 SHARES OF COMMON STOCK UNDERLYING THE PRE-FUNDED WARRANTS AND COMMON WARRANTS
Preliminary Prospectus
Bookrunners

Jones	Laidlaw & Company (UK) Ltd.

   , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution.
The following table sets forth the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the Company. All amounts are estimates except for the SEC registration fee and the Financial Industry Authority, Inc. (FINRA) filing fee:

SEC registration fee	$2,449.60
FINRA filing fee	$1,880.00
Legal fees and expenses	$200,000.00
Accounting fees and expenses	$35,000.00
Printing and related expenses	$10,000.00
Miscellaneous	$670.40
Total expenses	$250,000.00

Item 14.	Indemnification of Directors and Officers.
Femasys Inc. (the “Registrant”) is governed by the Delaware General Corporation Law (“DGCL”) Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.
The Registrant’s amended and restated bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL.
Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15.	Recent Sales of Unregistered Securities.
The Registrant has issued the following securities that were not registered under the Securities Act within the past three years:
(1)
On April 20, 2023, pursuant to a securities purchase agreement, we issued unregistered common warrants to certain accredited investors to purchase an aggregate of 3,196,722 shares of our common stock at an exercise price of $1.095 per share (the “April 2023 Public Offering”).

(2)
On November 21, 2023, pursuant to a securities purchase agreement, we issued to certain accredited investors (a) unregistered convertible notes in the amount of $6,850,000.00, (b) unregistered warrants to purchase an aggregate of 5,805,083 shares of our common stock at an exercise price of $1.18 per share, and (c) unregistered warrants to purchase an aggregate of 5,805,083 shares of our common stock at an exercise price of $1.475 per share.

(3)
On May 29, 2025, we entered into a securities purchase agreement pursuant to which we issued (i) 1,588,235 shares of our common stock at a per share price equal to $0.85 to certain existing institutional stockholders and (ii) 98,040 shares of our common stock at a per share price equal to $1.02 to certain of our directors and officers (the “May 2025 Private Placement”).

Pursuant to a letter agreement dated March 8, 2023, we paid to H.C. Wainwright & Co, LLC, which acted as placement agent for the April 2023 Public Offering, an aggregate fee equal to 7.5% of the aggregate gross proceeds received by us in the April 2023 Public Offering, a management fee equal to 1% of the aggregate gross proceeds received by us in the April 2023 Public Offering, $25,000 in non-accountable expenses and up to $50,000 in legal and other out-of-pocket expenses. We also issued to the placement agent warrants to purchase up to 191,803 shares of our common stock at an exercise price of $1.525 (equal to 120% of the offering price). The issuance of the foregoing securities was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.
Pursuant to a letter agreement dated May 16, 2025, we paid to Jones, which acted as underwriter in connection with the Company’s May 2025 Underwritten Offering, as well as placement agent for the May 2025 Private Placement, an aggregate fee equal to 7.0% of the aggregate gross proceeds received by us in the May 2025 Private Placement, which fee was reduced to 2.0% up to $1.0 million for certain investors, and up to $50,000 in legal and other out-of-pocket expenses. In connection with the June 2025 Public Offering, we issued to Jones warrants to purchase shares of common stock equal to an aggregate of 2% of the total number of shares of common stock sold in the June 2025 Public Offering, including any shares of common stock sold pursuant to Jones’ overallotment option. The exercise price for such warrants was $1.0625 (equal to 125% of the offering price). The issuance of the foregoing securities was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

Item 16.	Exhibits and Financial Statement Schedules.
(a)	The exhibits set forth below have been or are being filed herewith and are numbered in accordance with Item 601 of Regulation S-K.
(b)
Financial statement schedules have been omitted, as the information required to be set forth therein is included in the consolidated financial statements or notes thereto incorporated by reference into the prospectus forming part of this registration statement.

Exhibit Number	Description of Exhibit
1.1*	Underwriting Agreement, by and between the Company and JonesTrading Institutional Services LLC and Laidlaw & Company (UK) Ltd., as underwriters.
3.1
Eleventh Amended and Restated Certificate of Incorporation of Femasys Inc., dated as of June 22, 2021 (filed as Exhibit 3.1 to the Current Report on Form 8-K of the Company (File No. 001-40492), as filed on June 22, 2021, and incorporated by reference herein).

3.2
Amended and Restated Bylaws of Femasys Inc. (filed as Exhibit 3.4 to the Registration Statement on Form S-1 of the Company (File No. 333-256156), as filed on May 14, 2021, and incorporated by reference herein).

3.3
First Amendment to the Amended and Restated Bylaws of Femasys Inc., dated as of March 29, 2023 (filed as Exhibit 3.1 to the Current Report on Form 8-K of the Company (File No. 001-40492), as filed on March 30, 2023, and incorporated by reference herein).

4.1
Description of the Registrant’s Securities (filed as Exhibit 4.1 to the Annual Report on Form 10-K of the Company (File No. 001-40492), as filed on March 24, 2022, and incorporated by reference herein).

4.2
Form of Certificate of Common Stock of Femasys Inc. (filed as Exhibit 4.1 to the Registration Statement on Form S-1 of the Company (File No. 333-256156), as filed on May 14, 2021, and incorporated by reference herein).

4.3	Form of Indenture (filed as Exhibit 4.3 to the Registration Statement on Form S-3 of the Company (File No. 333-288527), as filed on July 3, 2025, and incorporated by reference herein).
4.4	Form of Pre-Funded Warrant (filed as Exhibit 4.1 to the Current Report on Form 8-K of the Company (File No. 001-40492), as filed on April 20, 2023, and incorporated by reference herein).
4.5	Form of Common Stock Warrant (filed as Exhibit 4.2 to the Current Report on Form 8-K of the Company (File No. 001-40492), as filed on April 20, 2023, and incorporated by reference herein).
4.6	Form of Placement Agent Warrant (filed as Exhibit 4.3 to the Current Report on Form 8-K of the Company (File No. 001-40492), as filed on April 20, 2023, and incorporated by reference herein).
4.7	Form of Series A Warrant (filed as Exhibit 4.1 to the Current Report on Form 8-K of the Company (File No. 001-40492), as filed on November 15, 2023, and incorporated by reference herein).
4.8	Form of Series B Warrant (filed as Exhibit 4.2 to the Current Report on Form 8-K of the Company (File No. 001-40492), as filed on November 15, 2023, and incorporated by reference herein).
4.9	June 2025 Underwriter Warrant (filed as Exhibit 1.1 to the Current Report on Form 8-K of the Company (File No. 001-40492), as filed on June 2, 2025, and incorporated by reference herein).
4.10*	Form of August 2025 Underwriter Warrant.
4.11*	Form of August 2025 Pre-Funded Warrant.
4.12*	Form of August 2025 Common Warrant.
5.1*	Opinion of Dechert LLP.
10.1
Femasys Inc. 2021 Equity Incentive Plan, and forms of agreements thereunder (filed as Exhibit 10.3 to the Registration Statement on Form S-1 of the Company (File No. 333-256156), as filed on May 14, 2021, and incorporated by reference herein).

10.2
Femasys Inc. 2021 Employee Stock Purchase Plan (filed as Exhibit 10.4 to the Registration Statement on Form S-1 of the Company (File No. 333-256156), as filed on May 14, 2021, and incorporated by reference herein).

10.3
Amended and Restated Employment Agreement, by and between Femasys Inc. and Kathy Lee-Sepsick (filed as Exhibit 10.6 to the Registration Statement on Form S-1/A (File No. 333-256156), as filed on June 14, 2021, and incorporated by reference herein).

Exhibit Number	Description of Exhibit
10.4
Amended and Restated Employment Agreement, by and between Femasys Inc. and Daniel Currie (filed as Exhibit 10.8 to the Registration Statement on Form S-1/A (File No. 333-256156), as filed on June 14, 2021, and incorporated by reference herein).

10.5
Femasys Inc. Non-Employee Director Compensation Policy (filed as Exhibit 10.11 to the Registration Statement on Form S-1/A (File No. 333-256156), as filed on June 14, 2021, and incorporated by reference herein).

10.6
Form of Indemnification Agreement between Femasys Inc. and its directors and officers (filed as Exhibit 10.12 to the Registration Statement on Form S-1 (File No. 333-256156), as filed on May 14, 2021, and incorporated by reference herein).

10.7
Employment Agreement, dated as of February 28, 2022, between Femasys Inc. and Dov Elefant (filed as Exhibit 10.1 to the Current Report on Form 8-K of the Company (File No. 001-40492), as filed on February 24, 2022, and incorporated by reference herein).

10.8
Form of Inducement Stock Option Agreement (filed as Exhibit 10.2 to the Current Report on Form 8-K of the Company (File No. 001-40492), as filed on February 24, 2022, and incorporated by reference herein).

10.9
Equity Distribution Agreement dated as of July 1, 2022, by and between Femasys Inc. and Piper Sandler & Co. (filed as Exhibit 1.2 to the Registration Statement on Form S-3 of the Company (File No. 333-266001), as filed on July 1, 2022, and incorporated by reference herein).

10.10
Any Market Purchase Agreement dated as of June 30, 2025, by and between Femasys Inc. and Alumni Capital LP (filed as Exhibit 10.1 to the Current Report on Form 8-K of the Company (File No. 001-40492), as filed on July 3, 2025, and incorporated by reference herein).

10.11
Form of Securities Purchase Agreement dated November 14, 2023, between Femasys Inc. and the purchaser(s) party thereto (filed as Exhibit 10.1 to the Current Report on Form 8-K of the Company (File No. 001-40492), as filed on November 15, 2023, and incorporated by reference herein).

10.12
Form of Stock Purchase Agreement dated May 29, 2025, between Femasys Inc. and the purchaser(s) party thereto (filed as Exhibit 10.1 to the Current Report on Form 8-K of the Company (File No. 001-40492), as filed on June 2, 2025, and incorporated by reference herein).

10.13	Form of Convertible Note (filed as Exhibit 10.2 to the Current Report on Form 8-K of the Company (File No. 001-40492), as filed on November 15, 2023, and incorporated by reference herein).
10.14
Form of Registration Rights Agreement dated November 14, 2023, between Femasys Inc. and certain investors (filed as Exhibit 10.3 to the Current Report on Form 8-K of the Company (File No. 001-40492), as filed on November 15, 2023, and incorporated by reference herein).

10.15
Form of Collaboration Agreement dated November 14, 2023, between Femasys Inc. and PharmaCyte Biotech, Inc. (filed as Exhibit 10.4 to the Current Report on Form 8-K of the Company (File No. 001-40492), as filed on November 15, 2023, and incorporated by reference herein).

23.1*	Consent of Independent Auditor
23.2*	Consent of Dechert LLP (included in Exhibit 5.1)
107*	Filing Fee Table

*	Filed herewith
Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Suwanee, State of Georgia on August 21, 2025.

FEMASYS INC.

By:	/s/ Kathy Lee-Sepsick
Kathy Lee-Sepsick Chief Executive Officer and President

Name	Position	Date

/s/ Kathy Lee-Sepsick	President, Chief Executive Officer and Director (Principal Executive Officer)	August 21, 2025
Kathy Lee-Sepsick

*	Chief Financial Officer (Principal Financial and Accounting Officer)	August 21, 2025
Dov Elefant

*	Chair of the Board of Directors	August 21, 2025
Charles Larsen

*	Director	August 21, 2025
Alistair Milnes

*	Director	August 21, 2025
Joshua Silverman

*	Director	August 21, 2025
Edward Uzialko, Jr.

*By:	/s/ Kathy Lee-Sepsick
Kathy Lee-Sepsick, Attorney-in-fact